Exhibit 3.4

AMENDED AND RESTATED BY-LAWS OF

DEL PHARMACEUTICALS, INC.

ARTICLE I

Stockholders

SECTION 1. Annual Meetings. The annual meeting of stockholders of the Corporation shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing Directors, and for the transaction of such other business as may properly be brought before the meeting. Annual meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as shall be specified in the notice hereof.

SECTION 2. Special Meetings. Special meetings of the stockholders may be called as provided in the Certificate of Incorporation of the Corporation. Special meetings shall be held on the date and at the time and place either within or without the State of Delaware specified in the notice hereof.

SECTION 3. Notice of Meetings. Except as otherwise expressly required by law, the Certificate of Incorporation of the Corporation or these By-laws, written notice stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes of such meeting, shall be given personally or by mail by the Secretary to each stockholder of record entitled to vote at such meeting at least ten days prior to the meeting. If such notice is mailed, it shall be directed to such stockholder at his address as it appears on the stock transfer books of the Corporation. No business other than that stated in the notice shall be transacted at any special meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto duly authorized, in writing or by telegraph, cable or facsimile, waive notice of any meeting, whether before or after such meeting be held, the notice thereof need not be given to him. Notice of any adjourned meeting of stockholders need not be given except as provided in SECTION 5 of this ARTICLE I.

SECTION 4. Quorum. Subject to the provisions of law and the rules of any securities exchange on which the stock of the Corporation is listed, in respect of the vote that shall be required for a specific action, the number of shares the holders of which shall be present or represented by proxy at any meeting of stockholders in order to constitute a quorum for the transaction of any business shall be one-third of all the shares issued and outstanding and entitled to vote at such meeting. The presence or absence of a quorum shall be determined at the opening of a meeting, and if a quorum is then present, unless the law or the rules of any exchange on which the stock of the Corporation is listed, or the certificate of incorporation specifically provide to the contrary, all business properly before the meeting may be thereafter transacted by a majority vote of the shares present in person or by proxy, though less than a quorum as a result of abstentions or absences after the opening of the meeting, except that directors may be elected by a plurality of the votes cast at such meeting.

SECTION 5. Adjournments. At any meeting of stockholders, whether or not there shall be a quorum present, the holders of a majority of the shares voting at the meeting, whether present in person at the meeting or represented by proxy at the meeting, or, in the absence of all the stockholders, any officer entitled to preside or act as secretary at such meeting, may adjourn the meeting from time to time without notice other than by announcement at the meeting, provided, however, that if the adjournment is for more than thirty days or, if after the adjournment a new record date is fixed, notice of the adjourned date shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6. Organization. The Chairman of the Board, or in his absence, the President, or in the absence of both of them, a Vice President, shall call meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board and the President and all Vice Presidents, the holders of a majority in number of the shares of the capital stock of the corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a chairman. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; but in the absence of the Secretary and all Assistant Secretaries, the Chairman may appoint any person to act as Secretary of the meeting.

SECTION 7. Stockholder List. At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder, shall be prepared and held open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours for ten days, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

SECTION 8. Voting. Each stockholder shall, except as otherwise provided by law or by the Certificate of Incorporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock owned by such stockholder, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. The attendance in person at any meeting of a stockholder who is also represented at such meeting by proxy shall not have the effect of revoking such proxy unless the stockholder attending shall request the return of such proxy by the Secretary of the meeting. Upon the demand of any stockholder, the vote for Directors and the vote upon any matter before the meeting, shall be by ballot. All elections and all matters shall be decided as provided in Section 4.

Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted upon directly or indirectly, nor shall any stock so owned be counted in determining whether a quorum is present at any meeting.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held in person or by proxy, and persons whose stock is pledged shall be entitled to vote, in person or by proxy, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon.

SECTION 9. Inspectors of Election. The Board of Directors may at any time appoint one or more persons to serve as Inspectors of Election at the next succeeding annual meeting of stockholders or at any other meeting or meetings and the Board of Directors may at any time fill any vacancy in the office of Inspector. If the Board of Directors fails to appoint Inspectors, or if any Inspector appointed be absent or refuses to act, or if his office becomes vacant and be not filled by the Board of Directors, the Chairman of any meeting of the stockholders may appoint one or more temporary Inspectors for such meeting. All proxies shall be filed with the Inspectors of Election of the meeting before being voted upon.

ARTICLE II

Board of Directors

SECTION 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, provided, however, that the Board of Directors shall not, and shall not authorize, empower or direct any officer of the corporation to, take any of the following actions without first obtaining the affirmative vote or the consent of Del Laboratories, Inc., a Delaware corporation and the sole stockholder of the corporation (“Del”):

(a) increase the authorized share capital of the corporation;

(b) issue any capital stock or any other equity securities of the corporation, or any rights, options, warrants or agreements for the purchase or acquisition of any equity securities of the corporation;

(c) pay or declare any dividend or distribution on any shares of capital stock or any other equity securities of the corporation or apply any of the corporation’s assets to the redemption, retirement, purchase or other acquisition directly or indirectly, of any shares of capital stock except from employees of the corporation upon termination of employment;

(d) sell, convey or otherwise dispose of or encumber all or substantially all of the corporation’s property and assets or permit the acquisition of the corporation by any person or persons, whether by means of merger, consolidation, recapitalization, stock purchase or otherwise, and whether in one transaction or a series of transactions, resulting in the exchange of at least 50% of the outstanding shares of the corporation for securities issued or other consideration (cash or otherwise) paid by the acquiring person or persons;

(e) approve of the annual budget of the corporation;

(f) make any capital or operating expenditure which is materially in excess of the amount provided therefor in the most recent duly approved annual budget of the corporation;

(g) make any significant changes in the business strategy of the corporation;

(h) make any material changes to composition or compensation of the senior management of the corporation, including, without limitation, the creation of any new positions, the hiring or firing of any senior management employees and the entering into, amendment or termination of any employment contract or the waiver of any provision thereof;

(i) enter into any material contractual arrangement outside the ordinary course of business or that was not contemplated by the corporation’s annual budget;

(j) offer to the public (or to qualified institutional buyers through a Rule 144A offering) debt or equity securities of the corporation;

(k) incur or guarantee any material indebtedness for borrowed money;

(l) acquire, or make a material investment in any person, enter into a joint venture or acquire or make a material investment in any business unit; or

(m) enter into any transaction with any of its affiliates (as such term is defined in the Securities Exchange Act of 1934, as amended), other than salary, bonus and other compensation and employee benefits paid or provided in the ordinary course of business.

The affirmative vote or consent of Del as required by this Article II, Section 1 shall be evidenced by a resolution of the board of directors of Del (whether by written consent or otherwise), or by such other means conforming to the organizational documents of Del as the Board of Directors of Del shall determine from time to time.

SECTION 2. Number, Qualification and Term of Office. The number of Directors and the term they shall serve shall be as provided in the Certificate of Incorporation of the Corporation.

SECTION 3. Quorum and Manner of Acting. Except as otherwise provided by statute or by the Certificate of Incorporation of the Corporation or by these By-laws, a majority of the whole Board of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the Directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The Directors shall act only as a board and individual Directors shall have no power as such.

SECTION 4. Place of Meeting, etc. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation, at such place or places within or without the State of Delaware, as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 5. Regular Meetings. A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of stockholders, for the election of officers and the transaction of other business, and other regular meetings of said Board shall be held at such times and places as said Board may direct. No notice shall be required for any regular meeting of the Board of Directors but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every Director at least three days before the first meeting held in pursuance thereof. Whenever the convenience of the Directors shall so require, the Chairman of the Board, or in his absence the President, may change the date of any regular meeting to another date in the same calendar month; provided, however, that the Secretary shall mail notice of such change to every Director at least three days prior to date of such meeting.

SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, an Executive Vice President or any two Directors. The Secretary or an Assistant Secretary shall give notice of the time and place of each special meeting by mailing a written notice of the same to each director at his last known post office address at least two days before the meeting or by causing the same to be delivered personally or to be transmitted by telegraph, cable or facsimile at least twenty-four hours before the meeting to each Director. The notice of every special meeting of the Board of Directors shall specify the business to be transacted at such meeting, and no business shall be transacted except as set forth in such notice. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

SECTION 7. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of such committee as the case may be and such written consent is filed with the minutes of proceedings of the Board or committee.

SECTION 8. Organization. At each meeting of the Board of Directors, the Chairman of the Board, or in his absence the President, or in the absence of both of them, a Director chosen by a majority of the Directors, shall act as Chairman. The Secretary, or in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, any person appointed by the Chairman shall act as Secretary of the meeting.

SECTION 9. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board or to the Secretary of the Corporation. The resignation of any Director shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 10. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of Directors, or any other cause may be filled by the majority vote of the remaining Directors, even though less than a quorum, at any meeting, or in the event one or more Directors shall resign effective as of a future date, then a majority of the Directors then in office, including those who have resigned shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective, or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose. Such Directors shall hold office as provided in the Certificate of Incorporation. In case all the Directors shall die or resign or be removed or disqualified, any stockholders having voting powers may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which Directors for the unexpired term may be elected.

SECTION 11. Compensation of Directors. Directors shall receive such sum for their services and expenses as may be directed by resolution of the Board or fixed by the Compensation Committee; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees also may be allowed compensation for their services and expenses.

SECTION 12. Committees. By resolution or resolutions passed by a majority of the whole Board at any meeting of the Board of Directors, the Directors may designate one or more committees, each committee to consist of two or more Directors, which to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 13. Executive Committee. The Board of Directors, by the affirmative vote of a majority of the members of the Board at the time in office, may appoint an Executive Committee, each of the members of the Committee to be a Director. The number of members of the Executive Committee shall be such as the Board of Directors may by resolution direct, but not less than three. The Executive Committee shall have and may exercise, during the intervals between the meetings of the Directors, all of the powers vested in the Board except those powers denied to such a committee by law or by the Certificate of Incorporation. The Board, by a vote of a majority of the directors then in office, shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. A majority of the Executive Committee shall constitute a quorum for the transaction of business. Special meetings of the Executive Committee may be called by the President or any two members thereof. The Secretary of the Corporation shall give notice of the time and place of each special meeting by mail, telegraph, cable, facsimile, telephone or verbally at least twenty-four hours before the meeting to each member of the said Executive Committee.

SECTION 14. Compensation Committee. The Board of Directors, by the affirmative vote of a majority of the members of the Board at the time in office, may appoint a Compensation Committee, each of such members to be a Director, provided that such Compensation Committee shall at all times meet the requirements of the Securities and Exchange Act of 1934, as amended. The number of members of the Compensation Committee shall be such as the Board of Directors may by resolution direct, but not less than two. The Compensation Committee shall fix the compensation of the chief executive officer, and may fix the compensation of all other executive officers on the recommendations of the chief executive officer, provided, however, that the chief executive may fix the salaries of all officers other than his own. The Compensation Committee shall have and may exercise all of the powers vested in the Board of Directors with respect to the execution of employment agreements with all such persons, and shall have the authority to approve all other compensation plans for all such persons. The Compensation Committee shall also administer the Corporation’s stock option and other plans which contemplate the issuance of stock of the Corporation, including the grant of stock options and other awards thereunder on the recommendation of the chief executive officer, and the form of any agreements relating to stock options or other awards granted under such plans. The authority of the Compensation Committee to administer all of the foregoing is subject at all times to approval of the stockholders when required by applicable law.

SECTION 15. Human Resources Committee. The Board of Directors, by affirmative vote of a majority of the members of the Board at the time in office, may appoint a Human Resources Committee, each of such members to be a Director. The number of members of the Human Resources Committee shall be such as the Board of Directors may by resolution direct, but not less than two. The Human Resources Committee shall have authority to review and evaluate all aspects of employee benefits, complaints, employment practices and other matters involving the welfare of employees and prospective employees of the Corporation, other than the negotiation of collective bargaining agreements and individual contracts of employment and other than matters expressly reserved for action by the Compensation Committee of the Board of Directors. In particular, the Human Resources Committee shall have full authority to cause compliance in all respects with the consent decree entered into by the Corporation with the Equal Employment Opportunity Commission and to take all action necessary or desirable to accomplish such compliance. The Board by a vote of a majority of the Directors then in office shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve the Human Resources Committee. A majority of the Human Resources Committee shall constitute a quorum for the transaction of business.

SECTION 16. (a) Right to Indemnification. (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, and (ii) the Corporation may indemnify and hold harmless in such manner any person who was or is made a party or is threatened to be made a party to a proceeding by reason of the fact that he, she or a person of whom he or she is the legal representative, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise; provided, however, that except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. In the event a director or officer of the Corporation shall serve as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise in which the Corporation maintains an investment it shall be conclusively presumed for purposes of the indemnification provided for in subsection (ii) above that such service has been undertaken at the request of the Corporation. The foregoing presumption shall apply regardless of whether such director or officer is serving such entity at the request of a third party or that his or her service with such entity was commenced prior to the effectiveness of this Article or prior to his or her becoming an officer or director of the Corporation. The right to indemnification conferred in subsection (i) above shall be a contract right based upon an offer from the Corporation which shall be deemed to be accepted by such person’s service or continued service with the Corporation for any period after the adoption of this Article and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expense incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees or agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(b) Right of Claimant to Bring Suit. If a claim under subsection a(1) of this Article is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders), that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law.

ARTICLE III

Officers

SECTION 1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (one or more of whom may be designated Executive or Senior Vice President), a Treasurer, and a Secretary and such other officers as may be appointed in accordance with the provisions of SECTION 3 of this ARTICLE III. One person may hold the offices and perform the duties of any two of said officers, except those of President and Vice President, Secretary and Assistant Secretary and Treasurer and Assistant Treasurer.

SECTION 2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at their first meeting after each annual meeting. Each officer, except such officers as may be appointed in accordance with the provisions of SECTION 3 of this ARTICLE III, shall hold office until his successor shall have been duly elected and qualified in his stead, or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. The Chairman of the Board shall be chosen from among the Directors. Other officers need not be members of the Board of Directors.

SECTION 3. Subordinate Officers. The Board of Directors may from time to time appoint such other officers as it may deem necessary, including one or more Assistant Treasurers, and one or more Assistant Secretaries, and the Board of Directors or the President may from time to time appoint such agents and employees of the

Corporation as may be deemed proper. Such officers, agents and employees shall hold office for such period, have such authority, and perform such duties as in these By-laws provided or as the Board of Directors or the President may from time to time prescribe. The Board of Directors or the President may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

SECTION 4. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called by the Board of Directors, by any committee or superior officer upon whom the power of removal may be conferred by the Board of Directors or by these By-laws.

SECTION 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for regular election or appointment to such office.

SECTION 7. Chairman of the Board. The Chairman of the Board shall preside at all meetings of Directors and stockholders of the Corporation and shall perform such other duties as may be assigned to him by the Board of Directors.

SECTION 8. President. The President shall be the chief executive officer of the Corporation and shall have general care, supervision and direction of the affairs of the Corporation and he may execute all contracts, deeds, certificates, bonds or other obligations authorized by the Board of Directors, and sign certificates of stock and records or certificates required by law to be signed by the President. He shall perform such other duties as may from time to time be prescribed by the Board of Directors. In the absence or disability of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board.

SECTION 9. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be assigned to him by the President or the Board of Directors. A Vice President may also sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certificates of stock of the Corporation. In the event of the absence or disability of the Executive Vice Presidents, a majority of the Board of Directors may temporarily vest one of the Vice Presidents with the powers of the Executive Vice President.

SECTION 10. The Secretary. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the stockholders, of the Board of Directors and of any Committee when so required; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; shall keep or cause to be kept, a register of the post office address of each stockholder; may sign with the President or Vice President certificates of stock of the Corporation; and in general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the President or the Board of Directors.

SECTION 11. Assistant Secretaries. At the request of the Secretary, or in his absence or disability, the Assistant Secretaries shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the President, the Secretary or the Board of Directors.

SECTION 12. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws; at all reasonable times exhibit his books of account and records, and cause to be exhibited the books of account and records of any corporation all of whose stock except directors’ shares is owned by the Corporation, to any of the Directors of the Corporation upon application during business hours at the office of the Corporation, or such other corporation, where such books and records are kept; render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the stockholders; if called upon to do so, receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; may sign with the President or Vice President certificates of stock of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

SECTION 13. Assistant Treasurers. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurers shall perform the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the President, the Treasurer or the Board of Directors.

SECTION 14. Bonds of Officers. The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise, in such terms and with such surety or sureties, conditions, penalties or securities as said Board shall require.

ARTICLE IV

Contracts, Checks, Drafts, Bank Accounts, etc.

SECTION 1. Contracts, etc., How Executed. The Board of Directors, except as in these By-laws otherwise provided, may authorize any officer or officers, agent or agents, of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by such Committee or by these By-laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

SECTION 2. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

SECTION 3. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate, or as may be designated by an officer or officers of the Corporation to whom such power may be delegated by the Board of Directors, and for the purpose of such deposit, the President, or a Vice President, or the Treasurer or an Assistant Treasurer, or the Secretary, or an Assistant Secretary, may endorse, assign, and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 4. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it may designate of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-laws, as it may deem expedient.

SECTION 5. Proxies. Except as otherwise in these By-laws or in the Certificate of Incorporation of the Corporation provided, and unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the President may from time to time appoint any attorney or attorneys, or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, or may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE V

Shares and Their Transfer

SECTION 1. Certificates of Stock. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with law, as shall be approved by the Board of Directors. They shall be numbered in order of their issue, and shall be signed by the President or Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation and the seal of the Corporation shall be affixed thereto; provided, that if such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate and the seal of the corporation upon such certificate may be made by facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

SECTION 2. Transfer of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

SECTION 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

SECTION 4. Lost, Destroyed and Mutilated Certificates. The holder of any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction, or mutilation of the Certificate therefor, or failure to receive a certificate of stock issued by the Corporation, and the Board of Directors or the Secretary of the Corporation, may in its or his discretion, cause to be issued to him a new certificate or certificates of stock, upon compliance with such rules, regulation and/or procedure as may be prescribed, or has been prescribed, by the Board of Directors with respect to the issuance of new certificates in lieu of such lost, destroyed or mutilated certificates, or certificates of stock issued by the Corporation which are not received.

SECTION 5. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a Registrar and Transfer Agent shall have been designated, shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

SECTION 6. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period of not more than sixty nor less than ten days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not more than sixty nor less than ten days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not more than sixty nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

SECTION 7. Examination of Books by Stockholders. The Board of Directors shall, subject to the laws of the State of Delaware, have power to determine, from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors.

ARTICLE VI

Dividends, Surplus, Etc.

Subject to the provisions of the Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable. The Board of Directors in its discretion may use and apply any of such surplus or net profits in purchasing or acquiring any of the shares of the capital stock of the Corporation in accordance with law, or any of its bonds, or from time to time may set aside from such surplus or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. All such surplus or net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board for one or more of said purposes.

ARTICLE VII

Seal

The Board of Directors shall provide a suitable seal containing the name of the Corporation, which seal shall be in charge of the Secretary and which may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If and when so directed by the Board of Directors a duplicate of the seal may be kept and be used by an officer of the Corporation designated by said Board.

ARTICLE VIII

Miscellaneous Provisions

SECTION 1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and terminate on the last day of December in the same year.

SECTION 2. Waivers of Notice. Whenever any notice whatever is required to be given by law, or under the provisions of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein shall be deemed equivalent thereto.

ARTICLE IX

Amendments

All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law, may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or any special meeting, provided that notice of the proposed alteration or repeal of the proposed new By-laws be included in the notice of such meeting, or by the Board of Directors at any regular or special meeting.

ARTICLE X

The Corporation hereby elects not to be governed by the provisions of Section 203 of the General Corporation Law of Delaware. Notwithstanding the provisions of Article IX of these By-laws, this Article X may not be further amended by the Board of Directors.

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